                                                                   EXHIBIT 10.30





                               DATED OCTOBER 2001

                                  QSP GROUP PLC

                              QSP SOLUTIONS LIMITED

                       WALKER FINANCIAL SOLUTIONS LIMITED

                                       AND

                               PETER GEORGE MILLS

--------------------------------------------------------------------------------

                                    AGREEMENT
                                       FOR
        THE SALE OF THE INTELLECTUAL PROPERTY RIGHTS AND THE AMP CONTRACT
                               (AS DEFINED HEREIN)

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                                 Middleton Potts
                                 3 Cloth Street
                                    Barbican
                                 London EC1A 7NP

                                Ref: R/3712-1/cjc
                               Tel: 020 7600 2333
                               Fax: 020 7600 0108



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

THIS AGREEMENT is made the ___ day of October 2001 BETWEEN

1. QSP GROUP PLC (registered in England under company number 2359749) whose registered office is at Talipot House, 5th Avenue Business Park, Team Valley, Gateshead, Tyne and Wear, NE11 0XA ("Group") acting by one of its joint administrative receivers, PETER GEORGE MILLS, of 1 Riding House Street, London W1A 3AS ("the Receiver");

2. QSP SOLUTIONS LIMITED (registered in England under company number 1535112) whose registered office is at 1, Talipot House, 5th Avenue Business Park, Team Valley, Gateshead, Tyne and Wear, NE11 OXA ("Solutions", and, together with Group, "the Vendors") acting by one of its joint administrative receivers, PETER GEORGE MILLS, of 1 Riding House Street, London W1A 3AS ("the Receiver");

3. WALKER FINANCIAL SOLUTIONS LIMITED, a company registered in England under registered number 01848767, whose registered office is at The Gatehouse, Gatehouse Way, Aylesbury, Buckinghamshire, HP19 3DL ("the Purchaser"); and

4.      THE RECEIVER.

WHEREAS:

(A) Group was incorporated in England on 10 March 1989 as a public limited company.

(B) Solutions was incorporated in England on 16 December 1980 as a private limited company.

(C) Group is the holder of the whole of the issued share capital of Solutions.

(D) the Receiver was appointed joint Administrative Receiver of the Vendors on 17 October 2001 pursuant to the terms of the Charges.

(E) the Vendors have agreed to sell and the Purchaser has agreed to purchase whatever right, title and interest the Vendors may have in the Intellectual Property Rights.

(F) the Purchaser is entering into this Agreement having made such inspection, investigation and evaluation of the Intellectual Property Rights as it thinks fit, on the basis of a purchase by the Purchaser of the Intellectual Property Rights "as is" and in full knowledge and acceptance of the terms and conditions of this Agreement and (in particular but without limitation) of the fact that the price to be paid for the Intellectual Property Rights has been calculated on the acknowledged basis that the risk of good title to all or any of the Intellectual Property Rights not




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

        passing to the purchaser and the Intellectual Property Rights not being suitable for the Purchaser's purpose or any other purpose is the Purchaser's alone and that, since the Purchaser is contracting with a company in receivership, the terms and conditions of this Agreement are reasonable.

NOW THIS AGREEMENT WITNESSETH as follows:

1.      INTERPRETATION

1.1 In this Agreement (including in the Recitals and in the Schedule) except where a different interpretation is clear from or necessary in the context) the following expressions shall have the following meanings:

        Accounts Receivable              means all book debts, notes receivable
                                         and other rights to payment arising
                                         from the operation of the business
                                         carried on by Solutions prior to the
                                         Completion Date including, for the
                                         avoidance of doubt, all monies due
                                         under the AMP Contract which the Vendor
                                         is to retain in accordance with Clause
                                         7.5 hereof and any rights to payment
                                         arising under any of the ASP Contracts
                                         (including the right to receive payment
                                         for goods despatched or delivered and
                                         services rendered before the Completion
                                         Date but not invoiced before such date)
                                         and includes all forms of indebtedness,
                                         counterclaims, rights of set-off and
                                         other obligations, whether or not
                                         caught by the fixed charges held by the
                                         debenture holder which has appointed
                                         the Receiver;

        AMP means AMP (UK) Services Limited, a company incorporated in England under company number 3725038 whose registered office is at The Pearl Centre, Lynch Wood, Peterborough, PE2 6FY;

        AMP Contract means the agreement for consultancy services, software licence and software support dated February 2000 between AMP and Solutions, as subsequently amended;

        ASP Contracts                    means those contracts (as they subsist
                                         at the Completion Date) of the Vendors




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

                                         pursuant to which the Vendors host
                                         application services to their
                                         customers;

        Asia Pacific Region              means Australia, New Zealand, Fiji, the
                                         Asian Pacific Islands, Indonesia, Hong
                                         Kong, Taiwan, The Peoples' Republic of
                                         China, Malaysia, Thailand, Singapore,
                                         North and South Korea and Vietnam;

        Bank means Hamburgische Landesbank, London Branch, Moorgate Hall, 155 Moorgate London, EC2M 6UJ;

        Business Day                     means any day (other than a Saturday)
                                         on which clearing banks in the City of
                                         London are open to customers and
                                         clients for business;

        Charges                          means together the Solutions Charge and
                                         the QSP Charge;

        Completion                       means completion of the sale and
                                         purchase of the Intellectual Property
                                         Rights and the AMP Contract in
                                         accordance with the terms of clause 3;

        Completion Date                  means October 2001;

        Current Release                  means the release of the Programs and
                                         Program Documentation current as at the
                                         Completion Date (and, for the avoidance
                                         of doubt, excluding any New Releases);

        Current Version                  means the version of the Programs and
                                         Program Documentation current as at the
                                         Completion Date (and, for the avoidance
                                         of doubt, excluding any New Version);

        Intellectual Property Rights     means all of the rights of the Vendors
                                         to the copyrights, patents, trade
                                         marks, designs, know-how and other
                                         similar rights (whether or not
                                         registered) and any application for or
                                         right to apply for the protection or
                                         registration of such rights as at
                                         Completion, wherever in the world such
                                         rights subsist, in the Programs and the
                                         Program




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

                                         Documentation;

        New Release                      means any new release of any Program or
                                         Program Documentation that contains
                                         minor changes made available at any
                                         time after the Completion Date;

        New Version                      means any update of any Program or
                                         Program Documentation that contains
                                         error fixes and/or functional changes
                                         made available at any time after the
                                         Completion Date;

        Programs means the software programs including without limitation those specified in the Schedule hereto in object code, source code or otherwise;

        Program Documentation            means the instruction manuals, user
                                         guides and other information (including
                                         the source code to the Programs) in
                                         printed and/or machine readable form in
                                         relation to the Programs including,
                                         without limitation, the documentation
                                         specified in the Schedule hereto;

        Purchaser's Solicitors           means Baker & McKenzie of 100 New
                                         Bridge Street, London EC4V 6JA;

        QSP Charge                       means the Debenture (Fixed and Floating
                                         Charge) dated 31 December 1998 between
                                         Group (1) and the Bank (2);

        Solutions Charge                 means the Debenture (Fixed and Floating
                                         Charge) dated 31 December 1998 between
                                         Solutions (1) and the Bank (2);

        Vendors' Solicitors              means Middleton Potts of 3 Cloth
                                         Street, London, EC1A 7NP.

1.2 In this Agreement (including in the Recitals and the Schedules) unless the context otherwise requires:

1.2.1 all references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment (whether before or after the date of this




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

               Agreement), to any previous enactment which has been replaced or amended and to any regulation or order made under such provision or enactment; and

1.2.2 references to the parties, recitals, clauses and the Schedules are references respectively to the parties, recitals, clauses and the Schedules of and to this Agreement.

2.      SALE AND PURCHASE OF THE INTELLECTUAL PROPERTY RIGHTS AND THE AMP
        CONTRACT

2.1 The Vendors hereby sell and assign to the Purchaser the Intellectual Property Rights with effect from Completion.

2.2 Solutions hereby agrees to sell to the Purchaser the AMP Contract with effect from Completion.

2.3 For the avoidance of doubt, nothing in this Agreement shall operate to transfer from the Vendors to the Purchaser, nor to impose any obligation or liability on the Purchaser in respect of, any assets of the Vendors other than the Intellectual Property Rights and the AMP Contract, nor any of the other liabilities of the Vendors, except as specifically provided in this Agreement.

3.      CONSIDERATION PAYABLE BY THE PURCHASER

3.1 The consideration payable for the sale and assignment of the Intellectual Property Rights shall be the sum of US$2,000,000 (two million United States dollars) payable by the Purchaser to Solutions.

3.2 The consideration payable for the sale of the AMP Contract shall be the sum of Pound Sterling1, (one pound sterling) payable by the Purchaser to Solutions.

3.3 The purchase consideration shall be paid in full at Completion by bankers' draft drawn on a clearing bank with an office in the City of London available for immediate credit through the town clearing system or by telegraphic transfer in favour of the Vendors' Solicitors and delivered by the Purchaser to the Vendors' Solicitors.

3.4 All sums payable by the Purchaser are stated exclusive of Value Added Tax which shall (if applicable) be payable in addition to such sums on the presentation by the Vendors of the relevant Value Added Tax invoice.

3.5 If any payment falls due on a day which is not a Business Day, payment shall be made on the next succeeding Business Day.

4.      COMPLETION




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

4.1     Completion shall take place on the Completion Date.

4.2 At Completion, the Purchaser shall deliver to the Receiver on behalf of the Vendors a banker's draft complying with the requirements of Clause
        3.3 or transmit by telegraphic transfer in accordance with Clause 3.3.

4.3 At Completion, the Vendors shall make available to the Purchaser all copies in the Vendors' possession in whatever form of the computer programs which are the subject of the Intellectual Property Rights and all documentation in the Vendors' possession in relation thereto, provided that the Vendors shall be entitled to retain at least one copy of the Programs and the Program Documentation for the purposes specified in Clause 6 hereof only.

4.4 At Completion, the Vendors shall deliver to the Purchaser releases in terms reasonably satisfactory to the Purchaser's Solicitors of the Charges insofar as they apply to the Intellectual Property Rights and the AMP Contract.

5.      EXCLUSION OF WARRANTIES

5.1 All representations, warranties and conditions, express or implied and whether statutory or otherwise are expressly excluded (including, without limitation, warranties and covenants for or as to title to the Intellectual Property Rights, freedom from encumbrances, quiet possession, further assurance, merchantable quality, fitness for purpose and description) in relation to the sale of the Intellectual Property Rights hereunder. It is agreed by the Purchaser that the provisions of this Agreement are fair and reasonable in the context of a sale by a company in receivership and particularly having regard to the following matters, namely:

5.1.1 that the Receiver have specially told the Purchaser that the Purchaser must rely absolutely on its own opinion and/or that of its professional advisers concerning the Intellectual Property Rights and the quality, state and condition of the same, their fitness and/or suitability for any purpose, the possibility that some or all of them may have defects not apparent on inspection and examination (which could render it inappropriate that they should be described as they are in fact described in this Agreement) or the reasons that the Purchaser has or should have for purchasing the Intellectual Property Rights and the use to which the Purchaser intends or should intend to put them; and

5.1.2 that the Purchaser has, and has informed the Vendors and the Receiver that it has, skilled professional advice available to it concerning the Intellectual Property Rights and the matters referred to in sub-paragraph 5.1.1 above, that it is on the basis of this advice that the Purchaser has agreed to purchase the Intellectual Property Rights on an "as is" basis for a




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

               consideration calculated to take into account (inter alia) the risk to the Purchaser represented by this Agreement.

5.2 The Purchaser acknowledges, for the avoidance of doubt that, if it shall be found that the Vendors do not have title or unencumbered title to any or all of the Intellectual Property Rights this shall not be a ground for rescinding, avoiding or varying any or all of the provisions hereof or for the recovery of any or all of the consideration paid by the Purchaser hereunder.

5.3 The exclusions of liability set out in this Clause 5 shall arise and continue notwithstanding the termination of the agency of the Receiver before or after the signing of this Agreement and shall operate as waivers of any claims in tort as well as under the law of contract and such exclusions shall be in addition to and not in substitution for and notwithstanding any right of indemnity or relief otherwise available to the Vendor and/or the Receivers.

5.4 Nothing in this Agreement shall operate to restrict or affect in any way any right of the Receiver to an indemnity or to a lien whether under section 44 or Section 234 of the Insolvency Act 1986 or otherwise howsoever.

5.5 The Receiver are entering into and signing this Agreement as agents for the Vendor and, save for Clauses 7.3 and 10.8, shall incur no personal liability whatsoever in respect of any matter referred to in this Agreement and, without prejudice to the generality of the foregoing, in respect of any of the obligations undertaken by the Vendor or in respect of any failure on the part of the Vendor to observe, perform or comply with any such obligations or in relation to any associated arrangement or negotiations whether such liability would arise under Section 44 of the Insolvency Act 1986 or otherwise however.

5.6 The Purchaser undertakes to the Receiver that it will not do or permit to be done anything that does or may cause the Receiver to be in breach of the Data Protection Act 1998 and to indemnify the Receiver and hold them harmless against any liability they may have for or in respect of any such breach arising by virtue of any act or omission of the Purchaser or anyone acting on its behalf.

6.      GRANT BACK

6.1 In consideration of the Vendors entering into this Agreement the Purchaser hereby grants to the Vendors and the Receiver and their respective successors and assigns an exclusive, perpetual, irrevocable and assignable licence in relation to the Intellectual Property Rights in the Current Release and Current Version of the Programs and Program Documentation for the purpose only of enabling the Vendors and/or the Receiver or their respective successors and assigns:

6.1.1 to perform and fulfil in all respects all of the Vendors' obligations under the ASP Contracts (and for the avoidance of doubt the licence granted




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

               pursuant to this Clause 6 is limited to the performance of the Vendors' obligations under the ASP Contracts as they exist as at the Completion Date);

6.1.2 subject to Clause 7, only to the extent necessary to enable the Vendors to perform and fulfil in all respects their obligations under the AMP Contract;

6.1.3 to grant licences for such consideration and on such terms as they shall think fit in relation to the Current Release and Current Version of the Programs and Program Documentation or any part thereof only, for use of the Current Release and Current Version of the Programs and Program Documentation in the Asia Pacific Region only, by customers of the Vendors and/or the Receiver and/or their respective successors and assigns located in the Asia Pacific Region only.

6.2 For the purposes referred to in Clause 6.1.1, 6.1.2 and 6.1.3 only, but otherwise without restriction, the Vendors and their successors and assigns shall be entitled to make unlimited copies of the whole or any part of the Current Version and Current Release of the Programs and the Program Documentation and to reverse compile, modify or adapt the whole or any part of the Current Version and Current Release of the Programs and the Program Documentation.

6.3 Notwithstanding any other provision of this Agreement, the Purchaser may bring any claim or proceeding against any person, including without limitation the Vendors, the Receivers, their successor and assigns, sub-licensees of the Vendors, Receivers, their successors, assigns and third parties, relating to the infringement or suspected infringement of the Purchaser's Intellectual Property Rights.

6.4 Without limiting any other provision of this Agreement, any intellectual property rights created or brought into existence by the Vendors, their successors or assigns under and in accordance with this Agreement will vest in the Vendors, their successors or assigns, as the case may be. For the avoidance of doubt, nothing herein shall assign or transfer to the Vendors, Receivers, their successors, assigns or any third party any Intellectual Property Rights.

7.      THE AMP CONTRACT AND ACCOUNTS RECEIVABLE

7.1 In consideration of the sale by Solutions to the Purchaser of the AMP Contract and subject to the following provisions of this Clause 7, the Purchaser hereby undertakes to perform the Vendors' obligations that remain to be performed under the AMP Contract as at the Completion Date as they fall due.

7.2 The Vendors and the Purchaser shall, as soon as reasonably practicable following Completion, meet for the purpose of reaching agreement on the number of employees and/or other contractors of the Vendors ("Staff") to be transferred to




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

        the Purchaser in order to enable the Purchaser properly to perform its obligations under the AMP Contract.

7.3 Until any Staff are transferred to the Purchaser pursuant to Clause 7.2, the Vendors undertake to use their best endeavours to provide the services of such Staff as the Purchaser deems reasonably necessary for the proper performance of the AMP Contract, PROVIDED ALWAYS that the Purchaser shall pay the Vendor the full employment costs of such Staff. The Vendors hereby agree not to alter the terms of employment of such Staff or otherwise terminate their employment without the prior consent of the Purchaser and the Vendors and the Receiver shall jointly and severally indemnify the Purchaser from any claims by any employee or former employee of the Vendors arising under the Transfer of Undertakings (Protection of Employment) Regulations 1981 and the Vendors shall jointly and severally indemnify the Purchaser from any claims by any employee of the Vendors arising from or connected with the employment or termination thereof.

7.4 The Vendors hereby undertake to use all reasonable endeavours to assign or novate the AMP Contract to the Purchaser as soon as practicable following the Completion Date.

7.5 Pending the assignment of the benefit of or the novation of the AMP Contract to the Purchaser, the Vendors and the Receiver shall hold the benefit of the AMP Contract on trust for the Purchaser and, irrespective of whether or not the AMP Contract has been assigned or novated, as the case may be, to the Purchaser, the Vendors and the Receiver shall account in full to the Purchaser for all monies received by the Vendors or the Receiver (less the reasonable cost of their collection) after the Completion Date in respect of work done or services supplied under the AMP Contract after the Completion Date, the Vendors and the Receiver being entitled to retain for their own account any monies received by them for work done or services supplied under the AMP Contract prior thereto.

7.6 The Vendors jointly and severally hereby undertake to indemnify the Purchaser at all times and from time to time against all and any losses, damages, interest, costs or expenses whatsoever suffered or incurred by the Purchaser in connection with the performance or non-performance, as the case may be, by the Vendors or the Receiver of their respective obligations under the AMP Contract prior to the Completion Date.

7.7 The Purchaser shall act as the agent of the Vendors for the purpose of collecting (in relation to which it shall use all reasonable endeavours) and giving effective receipts for the Accounts Receivable. The Purchaser shall account on a monthly basis, no later than the last day of each calendar month, to the Receiver on behalf of the Vendors for all monies so collected (including VAT) provided that, pending such accounting, the Purchaser shall hold the same on trust for the Vendors.




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
7.8 In consideration of the performance by the Purchaser of its obligations under clause 7.7, the Vendors shall each month pay to the Purchaser a commission at the rate of 10% of the monies collected by the Purchaser (including VAT) and for which the Purchaser has accounted to the Receiver pursuant to clause 7.7 above during the preceding calendar month, such commission to be paid within 7 days after the end of the relevant calendar month.

7.9 Payment of any Accounts Receivable both to the Vendors and to the Purchaser shall (in the absence of manifest error) be attributable to those Accounts Receivable in respect of which the relevant payer expressly apportions his payment or, if he makes no such apportionment, to the Account Receivable first in time incurred by him.

8.      RESIDUAL INTELLECTUAL PROPERTY RIGHTS

8.1 Following a written request to the Receiver from the Purchaser at any time after Completion in respect of any subsidiary or subsidiary undertaking of Group other than Solutions (a "Group Company"), the Receiver shall forthwith use their best endeavours to procure the assignment to the Purchaser for Pound Sterling1 of any of the Residual Intellectual Property Rights of any Group Company.

8.2 For the purposes of this Clause 8, "Residual Intellectual Property Rights" means all of the rights of the relevant Group Company to the copyright, patents, trademarks, designs, know-how and other similar rights (whether or not registered) and any application or a right to apply for the protection or registration of such rights as at the date of the transfer to the Purchaser wherever in the world such rights subsists, in the Programs and the Program Documentation insofar only as the foregoing relates to the business carried on by Solutions.

8.3 The provisions of Clause 6 shall apply mutatis mutandis to any Residual Intellectual Property Rights sold and assigned to the Purchaser pursuant to this Clause 8.

9.      ANNOUNCEMENTS AND CONFIDENTIALITY

Unless otherwise required by law, the parties shall keep this Agreement confidential and no statement or announcement of any nature relating to the terms, conditions and subject matter of this Agreement shall be made to the public, the press or otherwise unless in a form previously agreed between the parties, save that the Receiver shall be at liberty to disclose the terms of this Agreement to the Bank and to any liquidator and to show appropriate figures in their receivership records, accounts and returns.

10.     GENERAL PROVISIONS




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

10.1 Each party shall subject as otherwise expressly provided in this Agreement pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement.

10.2 This Agreement is personal to the parties and shall not be capable of assignment.

10.3    Any notices:

10.3.1         must be in writing and may be given:

10.3.1.1 to any company which is a party at its registered office or at the address shown hereinbefore as the address of that party;

10.3.1.2 to any individual who is a party at the address of that individual given at the beginning of this Agreement;

               or in either case to such other address as may have been notified to the other parties;

10.3.2         will be effectively served:

10.3.2.1 on the day of receipt where any hand-delivered letter, any telex or telefax message is received on a Business Day before or during normal working hours;

10.3.2.2 on the following Business Day, where any hand-delivered letter, any telex or telefax message is received either on a Business Day after normal working hours or on any other day; or

10.3.2.3 on the second Business Day following the day of posting from within the United Kingdom of any letter sent by post office inland first class mail postage prepaid.

10.4 The clause headings used in this Agreement are for ease of reference only and do not affect he construction of any of its provisions.

10.5 This Agreement is governed by and is to be construed in accordance with English law.

10.6 The parties accept the exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this Agreement.

10.7 In the event that any legal action in respect of this Agreement is started, the process by which it is started may be served on the defendant or, if specified in this Agreement, any other person on its behalf at the place at which and in the manner in which notices may be given to that party.

10.8 Upon and after Completion, the Vendors and the Receiver shall do and execute and deliver or procure to be done, executed and delivered all such further acts, deeds, documents, instruments of conveyance, assignment and transfer and things as may be necessary to give effect to the terms of this Agreement, to place control of the Intellectual Property Rights and the Residual Intellectual Property Rights in the hands of the Purchaser and as the Purchaser may request in order effectively to convey, transfer, vest and record title to the Intellectual Property Rights and the Residual Intellectual Property Rights in the Purchaser and pending the doing of such acts, deeds documents and things the Vendors shall as from Completion, hold the legal estate in the Intellectual Property Rights and the Residual Intellectual Property Rights in trust for the Purchaser to the extent that they shall not have transferred to the Purchaser.

10.9 The Vendors shall make available for inspection and copying by the Purchaser such records and accounts to be retained by them hereunder and which relate to the Intellectual Property Rights, the Residual Intellectual Property Rights and the AMP Contract as the Purchaser may reasonably require for so long as these remain in the custody of the receivers.

10.10 All of the provisions of this Agreement shall remain in full force and effect notwithstanding completion of the sale and purchase herein contained (except insofar as they set out obligations which have been fully performed at Completion).

10.11 If any provision or part of a provision of this Agreement shall be or be found by any court of competent jurisdiction to be invalid or unenforceable such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

AS WITNESS the hands of the parties the day and year first above written.




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

                                  THE SCHEDULE

                                  THE PROGRAMS



QSP WebFinance Suite

General Ledger
Accounts Payable
Accounts Receivable
Purchasing Management
Project Tracking
Fixed Assets
Sales Invoicing
Contract Billing
Commitment Accounting
Inventory Management
Purchase Order Processing
Job Costing
Credit Manager
Bank Reconciliation
Employee Expense Ledger
Service Ledger
Leasing sub-module
Direct Debits
EC Intrastat
Order Portal
Requisition Portal


QSP Web Financials Airline Solution

Inter Airline Settlement
Airline Travel Card


Other Software

Softpaint
Softscreen
MXPE technology
AGEN-T technology
QED -- Query & Exchange of Data
OPUS -- Online printing utility system
ITK -- Interface toolkit
Report Writer
File Writer

Visual QED
Web User Interface
Character User Interface
Graphical User Interface
BARCASH -- Barclays Cash Management System
Pearl IBCA -- Industrial business customer accounting
Consolidation module

Financial Collaborator
Information Dynamis
Information Warehouse
Information Extracts

Business Event Manager
Business Graphics
InterCompany Accounting
IntraCompany Accounting

Journal Upload/Download
Budget Upload/Download

CARD Billing
DOCS -- Direct operating cost system
TravelCard
RIMS -- retail invoice matching system
Headstart catalogues
All software release/version migration utilities
All technology/platform change conversion software
Installation software, scripts and verification processes


Software Versions

All the above software for the current version of Universal Olas and WebFinance Suite version 4.7.2 and all prior releases

All the above software for the current version of OLAS 3.x and all prior releases.

SIGNED BY                            )
                                     )
For and on behalf of                 )
QSP GROUP PLC                        )




SIGNED BY                            )
                                     )
For and on behalf of                 )
QSP SOLUTIONS LIMITED                )




SIGNED BY                            )
                                     )
For and on behalf of                 )
WALKER FINANCIAL SOLUTIONS LIMITED   )




SIGNED BY                            )
                                     )
As duly authorised attorney for      )
PETER GEORGE MILLS                   )
                                     )




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

                                        DATED                               2001

                                        QSP GROUP PLC                        (1)

                                        QSP SOLUTIONS LIMITED                (2)

                                        WALKER FINANCIAL SOLUTIONS LIMITED   (3)

                                        AND

                                        PETER GEORGE MILLS                   (4)

                                        ----------------------------------------

                                        AGREEMENT
                                        FOR
                                        THE SALE OF INTELLECTUAL PROPERTY RIGHTS
                                        AND THE AMP CONTRACT

                                        ----------------------------------------



                                        Middleton Potts
                                        3 Cloth Street
                                        Barbican
                                        London EC1A 7NP

                                        Ref: R/3712-1/cjc
                                        Tel:  020 7600 2333
                                        Fax: 020 7600 0108




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